Exhibit 99.B(h)(4)

Amendment

dated August  27, 2008

to the

Accounting Services Agreement

between

Rydex Variable Trust

and Rydex Fund Services, Inc.,

dated August 11, 1998,

as Amended

Amendment to the

ACCOUNTING SERVICES AGREEMENT

dated August 11, 1998, as amended,

between

RYDEX VARIABLE TRUST

and

RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the “Trust”) and Rydex Fund Services, Inc. (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

The fourth paragraph under the section “Witnesseth” of the Agreement is amended, effective August 27, 2008, to read as follows:

WHEREAS, the board of trustees of the Trust (the “Trustees”) have created the following Funds of the Trust:  Government Long Bond 1.2x Strategy Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Strategy Fund, Inverse NASDAQ-100® Strategy Fund, Inverse Government Long Bond Strategy Fund, NASDAQ-100® Fund, S&P 500 2x Strategy Fund, Inverse S&P 500 2x Strategy Fund, NASDAQ-100® 2x Strategy Fund, Inverse NASDAQ-100® 2x Strategy Fund, Dow 2x Strategy Fund, Inverse Dow 2x Strategy Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Strategy Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Russell 2000® Strategy Fund, Europe 1.25x Strategy Fund, Japan 1.25x Strategy Fund, Russell 2000® 1.5x Strategy Fund, Mid-Cap 1.5x Strategy Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund,  Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Real Estate Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Commodities Strategy Fund, Sector Rotation Fund, Multi-Cap Core Equity Fund, Absolute Return Strategies Fund, Hedged Equity Fund, CLS AdvisorOne Amerigo VT Fund, CLS AdvisorOne Clermont VT Fund, CLS AdvisorOne Berolina Fund, S&P 500 Fund, Russell 2000® Fund, Russell 2000® 2x Strategy Fund, Inverse Russell 2000® 2x Strategy Fund, Essential Portfolio Moderate Fund, Essential Portfolio Conservative Fund and Essential Portfolio Aggressive Fund, Managed Futures Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, International Rotation Fund, Alternative Strategies Allocation Fund, Long/Short Commodities Strategy Fund, and Global Market Neutral Fund (collectively, the “Funds”).

Additions are in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 27th day of August 2008.

RYDEX VARIABLE TRUST

	By:	/s/ Carl G. Verboncoeur
	Name:	Carl G. Verboncoeur
	Title:	President

RYDEX FUND SERVICES, INC.

By:	/s/ Carl	G. Verboncoeur
	Name:	Carl G. Verboncoeur
	Title:	President